EXHIBIT 13.1

CERTIFICATION OF PERIODIC FINANCIAL REPORTS
UNDER 18 U.S.C 1350

In connection with the Annual Report on Form 20-F of IncrediMail Ltd. For the year ended December 31, 2008, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned hereby certifies that:

1.	The Report containing the financial statements fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	Information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

/s/ Ofer Adler —————————————— Ofer Adler Chief Executive Officer

Date: June 24, 2009